Exhibit 99.1

NEWS RELEASE
Atlanta, Georgia
March 4, 2009

Contact: Investor Relations
Phone: (770) 729-6512
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS Technologies Announces 2008 Year-end Results
Annual Revenues Increase by More Than 16 Percent,

Earnings-per-Share of $1.31 Meet Company Guidance
ATLANTA – March 4, 2009 – EMS Technologies, Inc. (Nasdaq: ELMG) today reported fourth-quarter 2008 revenues of $90.4 million and net earnings of $6.8 million, or 44 cents per share. For the year 2008, revenues increased 16 percent from the previous year to $335.0 million, resulting in net earnings of $20.5 million, or $1.31 per share.
The Company’s performance in 2008 was achieved through significant revenue growth in the satellite communications segment and strong execution on defense and space programs.  In the fourth quarter of 2008, the Company also benefited from a lower effective income tax rate and deferred tax reserve, as well as U.S. tax credits enacted in the quarter.  Paul Domorski, president and chief executive officer, commented, “EMS performed well in the final quarter of 2008, showing remarkable resilience in tough economic conditions. Higher profitability in high-growth areas – satellite and defense communications – offset lower-than-planned profitability in our LXE logistics business.  These results demonstrate one of EMS’s core strengths, which is a structure that offers multiple paths to success.”
Satellite Communications Revenues Increase with SwiftBroadband Rollout
Satellite communications revenues for the fourth quarter were 20 percent higher in 2008 than in 2007, and it was a record fourth quarter for operating profits from this business area. Revenues from sales to OEM partners doubled in the quarter, as use of SwiftBroadband services continued to expand.  During Q4, EMS delivered a new SwiftBroadband-enabled terminal and eNfusion™ CCU (Communications Convergence Unit). The CCU is an airborne communications device that functions as a PBX, Wi-Fi access point, server and router.
The Company’s eNfusion™ AMT-700 High Gain Antenna was introduced in the fourth quarter, enabling affordable deployment of SwiftBroadband on smaller business jets.  EMS also began shipping the first PDT-300i Iridium-based tracking units, which provide an economical, worldwide force-tracking solution for government clients.
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Operating profit from satellite communications is after a $3.4 million charge related to an agreement between EMS and Inmarsat to conclude the Company’s work on Inmarsat’s next-generation satellite phone. This agreement will allow Inmarsat to assume more control over production phases of the product development and enable EMS to reduce risk going forward and accelerate its growth strategy in its communications and tracking markets.
Domorski remarked, “Based on industry backlog and orders activity, we believe that the principal aero market that EMS serves – sales for retrofits and upgrades of existing air transport fleets – remains strong, even in this economy. In addition, the markets for the Company’s Iridium-based communications and tracking products, especially emergency services, continue to be quite active.  The recent acquisitions we have completed will substantially expand the range of products we provide to this growing market”
Defense and Space Achieves New Records for Revenues, Orders and Backlog
EMS’s defense and space business experienced continued growth in all of its market sectors. The division’s record-breaking backlog reached $115 million at the end of 2008, a 75 percent jump from backlog at the end of 2007, with new orders in the space, COTM (“communications-on-the-move”), sensors and countermeasures, and commercial in-flight connectivity sectors.
During the quarter, EMS received its latest contract award related to the B-2 Bomber’s extremely-high-frequency (EHF) satellite communications system.  This B-2 contract award is valued at almost $36 million, most of which is expected to be recognized as revenue during 2009. EMS was also awarded an antenna system production contract for the U.S. Navy’s Hawklink helicopter communications program. In addition, EMS received an order for its Ku-band Aura™ antenna system for in-flight connectivity service from a major OEM systems provider.
In the space sector, EMS was recently selected to supply the beam-switching network for the U.S. Air Force’s Enhanced Polar System, which provides secure communications to U.S. fighters operating at extreme northern latitudes.
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“It was a record year for revenue and backlog for the defense and space business, with outstanding program execution in the latter part of the year. The funded backlog provides a solid foundation for the defense and space business in 2009,” said Domorski.
Mobile Logistics Sales to Distributor Channel Increase
In the fourth quarter, EMS’s logistics business felt the effects of broader economic conditions, with more weakness in the Americas than in international markets. Cost control actions continued in the quarter, which management believes will position it well for the current economic environment.
LXE’s continued move into the indirect channel was encouraging, as the percentage of revenues through its distributor channel grew substantially in 2008. LXE is increasing its focus on the indirect channel and making products more distributor-channel friendly.  LXE received positive industry response to the introduction of the VX8 and VX9 terminals in the vehicle-mount category, a product sector in which the Company remains the world’s leading supplier.  Key orders won in the quarter included commitments from MillerCoors, the second-largest U.S.-based brewer, and Canada-based LaBatt Brewers. Also during the fourth quarter, a large international convenience store began its rollout of the MX8 terminal, LXE’s smallest, lightest and most economical handheld device, which is targeted at the retail market.
“Despite the economic headwinds, LXE had a record revenue year,” said Domorski, “which reaffirms our product roadmap. We believe that cost control and increased focus on the indirect channel will improve LXE’s competitive position, as it pursues new market opportunities,” he concluded.
Acquisitions Strengthen EMS Position as a Communications & Tracking Leader
During the fourth quarter, EMS entered into definitive agreements to buy Satamatics Global Ltd., a worldwide provider of satellite-based machine-to-machine (“M2M”) services, and Formation Inc., a provider of airborne wireless network products that enable in-flight passenger communications with terrestrial and satellite networks. The Formation acquisition closed in early January 2009, while the Satamatics transaction closed in mid-February.
“Our acquisition strategy of building on core strengths in growth markets continued in 2008. With these transactions, EMS solidified its position as an aero-connectivity solutions and asset tracking leader,” Domorski said, adding, “In 2009, an emerging priority will be collaboration among the various parts of our company. This will allow the Company to develop and introduce competitive products faster, and to leverage its market positions more effectively.”
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Reiterating Previously Announced Guidance for 2009
Domorski concluded, “The year 2008 was filled with unprecedented market challenges. EMS has demonstrated it can compete and grow in a difficult economic climate. Based on the performance and expectations of current and new businesses, we reiterate our recent guidance that 2009 earnings will be in the range of $1.55 — $1.65 per share based on accounting standards used in 2008 and prior years, which exclude acquisition-related charges resulting from the adoption of SFAS 141(R), as explained below.”
Effect of New Accounting Standard
The Company’s earnings guidance for 2009 is based on accounting standards used in 2008 and prior years.  Effective in 2009, a new accounting standard, Statement of Financial Accounting Standards (“SFAS”) 141(R), Business Combinations, changes the accounting for business combinations.  One of the changes required by SFAS 141(R) is that expenditures for transaction services such as legal advice, third-party due diligence and asset valuation will no longer be capitalized as part of the cost of an acquisition but will be expensed in the income statement.  The Company estimates that the charge to the 2009 income statement for transaction costs related to acquisitions completed in the first quarter of 2009 will be approximately $.12 — $.15 per share, which is not included in the guidance above.
In addition, costs associated with any additional acquisition activity would reduce earnings under generally accepted accounting principles by the amount of related transaction expenses.  Other changes related to SFAS 141(R) include the requirement to use fair value accounting for an earnout provision, in which the Company will pay the sellers additional consideration if specified levels of performance are achieved post-closing.  If the Company’s estimated liability for such contingent payments should change based on post-closing developments, the Company must recognize subsequent changes in the fair value of the estimated liability as a charge (or credit) to the income statement.
The Company believes that earnings based on pre-SFAS 141(R) standards are useful information, because they are more comparable with the results for prior fiscal years. In addition, these non-GAAP
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results provide a helpful measure of the success of ongoing operating activities, by excluding the potential volatility related to the timing and extent of non-operating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs.

About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility. EMS has three operating segments:
•	The Satellite Communications segment supplies a broad array of terminals and antennas that enable high-speed data communications, tracking and short-burst messaging services to end-users in aircraft and other mobile platforms, such as military command vehicles, or over-the-road trucks;

•	The Defense & Space Systems segment supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications – from military communications, radar, surveillance and countermeasures to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and

•	The LXE segment is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Wednesday, March 4, 2009 in which the Company’s management will discuss the financial results for the fourth quarter of 2008. If you would like to participate in this conference, please call 888-674-0222 (international callers call 201-604-0498) approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Wednesday, March 11, 2009 by dialing 888-346-3949 (PIN code 9463272#, option 4, confirmation number 20090227195453#). International callers to the replay should use 404-260-5385, followed by the PIN code, option and confirmation number used for domestic replay.
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Statements contained in this press release regarding the Company’s expectations for its financial results for 2009, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications), and whether these responses and conditions develop according to our expectations;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;
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•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	the availability of sufficient additional credit or other financing, on acceptable terms, to support any large acquisitions that we believe would contribute to our growth and profitability;

•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products, and the risk that any such acquisitions do not perform as expected or are otherwise dilutive to our earnings;

•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
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EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)
(Unaudited)

	Three Months Ended		Years Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2008	2007	2008	2007
Net sales	$90.4	76.0	335.0	287.9
Cost of sales	59.5	44.8	213.7	175.3
Selling, general and administrative expenses	21.5	19.3	82.3	74.5
Research and development expenses	3.8	4.9	19.4	18.8

Operating income	5.6	7.0	19.6	19.3
Interest income and other	0.1	1.2	2.4	5.4
Interest expense	(0.5)	(0.5)	(1.7)	(2.0)
Foreign exchange loss, net	(0.4)	(0.7)	(0.5)	(1.4)

Earnings from continuing operations before income taxes	4.8	7.0	19.8	21.3
Income tax expense (benefit)	(2.0)	(0.2)	(0.7)	2.1

Earnings from continuing operations	6.8	7.2	20.5	19.2
Loss from discontinued operations	—	(0.1)	—	(0.5)

Net earnings	$6.8	7.1	20.5	18.7

Net earnings (loss) per share:
Basic — from continuing operations	$0.45	0.46	1.32	1.25
Basic — from discontinued operations	—	—	—	(0.03)

Basic earnings per share	$0.45	0.46	1.32	1.22

Diluted — from continuing operations	$0.44	0.46	1.31	1.24
Diluted — from discontinued operations	—	—	—	(0.03)

Diluted earnings per share	$0.44	0.46	1.31	1.21

Weighted-average number of shares outstanding:
Basic	15.2	15.4	15.5	15.4
Diluted	15.3	15.7	15.6	15.5
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EMS Technologies, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	Dec 31	Dec 31
	2008	2007
Assets
Cash and cash equivalents	$87.0	134.0
Trade accounts receivable	65.8	61.1
Revenues in excess of billings on long-term contracts	30.5	24.0
Inventories	35.7	29.0
Other current assets	13.8	9.0

Current assets	232.8	257.1

Net property, plant and equipment	40.6	39.9
Goodwill	33.4	10.0
Other assets	22.9	16.8

	$329.7	323.8

Liabilities and Shareholders’ Equity
Current installments of long-term debt	$1.3	3.2
Accounts payable	25.4	22.4
Other current liabilities	40.7	33.0

Current liabilities	67.4	58.6
Long-term debt, less current installments	9.3	10.5
Other noncurrent liabilities	8.0	7.6
Shareholders’ equity	245.0	247.1

	$329.7	323.8

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EMS Technologies, Inc.
Segment Operation Data
(In millions)
(Unaudited)

	Three Months Ended		Years Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2008	2007	2008	2007
Net sales
LXE	$36.3	35.4	145.9	138.8
Defense & Space	23.3	14.9	76.6	59.1
Satellite Communications	30.8	25.7	112.5	90.0

Total	$90.4	76.0	335.0	287.9

Operating income
LXE	$—	2.3	2.9	7.1
Defense & Space	2.5	1.6	6.4	4.9
Satellite Communications	4.5	4.5	14.2	12.2
Corporate and Other	(1.4)	(1.4)	(3.9)	(4.9)

Total	$5.6	7.0	19.6	19.3

Earnings from continuing operations
LXE	$—	1.4	1.8	4.3
Defense & Space	1.5	1.0	4.0	2.9
Satellite Communications	4.0	4.1	13.8	11.7
Corporate and Other	1.3	0.7	0.9	0.3

Total	$6.8	7.2	20.5	19.2

For further information please contact:	Gary B, Shell
Chief Financial Officer
770-729-6512
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